Exhibit 99.1

For Immediate Release

For Further Information Contact:

Andrew Fisher at (202) 483-7000

Email: Afisher@unither.com

UNITED THERAPEUTICS REPORTS

THIRD QUARTER 2008 FINANCIAL RESULTS

•                                          Revenues of $75.0 Million, Increase of 27% over Third Quarter 2007

•                                          EPS of $0.55 per Basic Share, or $0.50 per Diluted Share, Decreases of 21% and 24% over Third Quarter 2007, respectively

•                                          Earnings Before Non-Cash Charges of $37.8 million, Increase of 39% over Third Quarter 2007

Silver Spring, MD, October 30, 2008: United Therapeutics Corporation (NASDAQ: UTHR) today announced its results of operations for the quarter ended September 30, 2008.  Total revenues for the third quarter of 2008 were $75.0 million, up from $59.0 million for the third quarter of 2007. Net income for the third quarter of 2008 was $12.6 million, or $0.55 per basic share, compared to $14.8 million, or $0.70 per basic share, for the third quarter of 2007. Gross margins from sales were $66.7 million for the third quarter of 2008, compared to $52.2 million for the third quarter of 2007. The increases in revenues and gross margins corresponded to the continued growth in sales of our lead product, Remodulin. Earnings before non-cash charges, defined as net income before non-cash income taxes, depreciation, amortization, impairment charges and share-based compensation (stock option and share tracking award expense), were $37.8 million for the third quarter of 2008, up 39% from $27.3 million for the third quarter of 2007.

“I am enthused about being on track for a $300 million per year revenue run rate based on this quarter’s results,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer. “We are also energized by the great opportunity of bringing prostacyclin therapy to the thousands of additional patients who need it.”

Research and Development Expenses

The table below summarizes research and development expenses by major project and non-project components (dollars in thousands):

	Three Months Ended September 30,		Percentage
	2008	2007	Change
Project and non-project:
Cardiovascular	$11,678	$11,761	(0.7)%
Cancer	984	3,408	(71.1)%
Infectious disease	347	202	71.8%
Share-based compensation	4,701	3,148	49.3%
Other	1,503	1,040	44.5%
Total research and development expenses	$19,213	$19,559	(1.8)%

Selling, General and Administrative Expenses

The table below summarizes selling, general and administrative expenses by major category (dollars in thousands):

	Three Months Ended September 30,		Percentage
	2008	2007	Change
Category:
General and administrative	$9,832	$8,380	17.3%
Sales and marketing	7,920	5,923	33.7%
Share-based compensation	12,266	4,860	152.4%
Total selling, general and administrative expenses	$30,018	$19,163	56.6%

The increase in sales and marketing expenses primarily reflects increases in salaries and related expenses as a result of headcount growth.

Share-based compensation was higher for the quarter ended September 30, 2008, compared to the same quarter in 2007, as a result of an approximate $5.2 million increase relating to the fair value of a potential year-end stock option grant to our Chief Executive Officer, which is governed by her employment agreement.

Earnings Before Non-Cash Charges

The following table provides a reconciliation of net income to earnings before non-cash charges for the three-month periods ending September 30, 2008 and 2007 (in thousands, except per share data):

	Three Months Ended September 30,
	2008	2007

Net income, as reported	$12,623	$14,848
Add back:
Income tax expense	6,712	2,010
Depreciation and amortization	1,143	865
Impairment charges	353	1,515
Share-based compensation	16,989	8,040
Earnings before non-cash charges	$37,820	$27,278
Earnings before non-cash charges per share (1):
Basic	$1.65	$1.29
Diluted	$1.48	$1.22

(1)          Calculated by dividing earnings before non-cash charges by the weighted average shares outstanding, as reported below.

Conference Call

United Therapeutics will host a half-hour teleconference on Thursday, October 30, 2008, at 9:00 a.m. Eastern Time.  The teleconference is accessible by dialing 1-800-603-1777, with international callers dialing 1-706-679-8129.  A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 1-800-642-1687, with international callers dialing 1-706-645-9291, and using conference code: 67213939.

This teleconference is also being webcast and can be accessed via United Therapeutics’ website at http://ir.unither.com/events.cfm.

About United Therapeutics

United Therapeutics is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening cardiovascular and infectious diseases and cancer.

Non-GAAP Financial Information

This press release contains a financial measure that does not comply with U.S. generally accepted accounting principals (GAAP). This measure supplements our financial results prepared in accordance with GAAP as reported below.

We use earnings before non-cash charges, a financial non-GAAP measure, internally for operating, budgeting and financial planning purposes and as a metric to determine the efficiency of our operations.  We believe our investors’ understanding of our performance is enhanced by disclosing this measure.  The presentation of this non-GAAP financial measure is not to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, our expectations and intentions related to financial performance and results, including our annual revenue run rate and our belief about the future prospects of Remodulin. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results.  Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K.  We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.  We are providing this information as of October 30, 2008, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.

Remodulin is a registered trademark of United Therapeutics Corporation. [uthr-g]

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UNITED THERAPEUTICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Net product sales	$72,149	$56,661	$196,799	$144,449
Service sales	2,324	1,718	6,944	5,263
Distributor fees	559	666	1,892	1,333
Total revenues	75,032	59,045	205,635	151,045

Operating expenses:
Research and development	19,213	19,559	59,430	65,642
Selling, general and administrative	30,018	19,163	72,442	54,801
Cost of product sales	6,950	5,568	19,689	14,174
Cost of service sales	791	598	2,270	1,730
Total operating expenses	56,972	44,888	153,831	136,347
Income from operations	18,060	14,157	51,804	14,698

Other income (expense):
Interest income	2,311	3,681	8,723	9,663
Interest expense	—	(717)	—	(2,141)
Equity loss in affiliate	1	(72)	(155)	(265)
Other, net	(493)	(34)	32	(254)
Total other income, net	1,819	2,858	8,600	7,003
Income before income tax	19,879	17,015	60,404	21,701
Income tax expense	(7,256)	(2,167)	(22,048)	(3,828)
Net income	$12,623	$14,848	$38,356	$17,873
Net income per common share:
Basic	$0.55	$0.70	$1.70	$0.85
Diluted	$0.50	$0.66	$1.55	$0.80
Weighted average number of common shares outstanding:
Basic	22,934	21,087	22,624	21,075
Diluted	25,482	22,443	24,707	22,380

CONSOLIDATED BALANCE SHEET DATA

As of September 30, 2008

(Unaudited, in thousands)

Cash, cash equivalents and marketable investments (excluding restricted amounts of $45,353)	$341,861
Total assets	$766,680
Total liabilities & common stock subject to repurchase	$348,094
Total stockholders’ equity	$418,586